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                            ARTICLES SUPPLEMENTARY TO THE
                                      CHARTER OF
                                FBL SERIES FUND, INC.

    FBL SERIES FUND, INC., a Maryland Corporation (hereinafter called the Corporation) whose principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

    FIRST: The name of the "Growth Common Stock Portfolio," one of six classes of shares, par value $.001 per share, of the Corporation, as named in Article IV, Section (a) of the Charter of the Corporation, has been changed to the "Value Growth Portfolio," with the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

    SECOND: The shares aforesaid have been duly classified by the board of directors pursuant to authority and power contained in the charter of the Corporation.

    THIRD: These Articles Supplementary are to be effective as of December 1, 1996.

    IN WITNESS WHEREOF, FBL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President (or Vice-President) and attested by its Secretary (or Assistant Secretary) this 7th day of November, 1996.

                                                 FBL SERIES FUND, INC.


                                                 By: /s/ Edward M. Weiderstein
                                                    ---------------------------
                                                      Edward M. Weiderstein


ATTEST:

By:  /s/ Richard D. Harris
   ----------------------------
      Richard D. Harris

    THE UNDERSIGNED, President (or Vice President) of FBL SERIES FUND, INC., has executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.

                                                 /s/ Richard D. Warming
                                                 ------------------------------
                                                      Richard D. Warming